Exhibit 99.1

American Software Reports Preliminary Third Quarter of Fiscal Year 2013 Results

ATLANTA--(BUSINESS WIRE)--February 27, 2013--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the third quarter of fiscal 2013. The Company has achieved 48 consecutive quarters of profitability and has distributed dividends to shareholders for 38 consecutive quarters.

Key third quarter financial highlights:

  Total revenues for the quarter ended January 31, 2013 were $23.1 million, a decrease of 9% over the comparable period last year.
  Software license fee revenues for the quarter ended January 31, 2013 were $4.9 million, a decrease of 28% over the same period last year.
  Services and other revenues for the quarter ended January 31, 2013 were $9.6 million compared to $10.3 million for the same period last year, a decrease of 7%.
  Maintenance revenues for the quarter ended January 31, 2013 were $8.6 million compared to $8.3 million, an increase of 3% over the same period last year.
  Operating earnings for the quarter ended January 31, 2013 were $2.3 million, a decrease of 30% compared to the same period last year.
  GAAP net earnings for the quarter ended January 31, 2013 were $2.1 million or $0.08 per fully diluted share, a decrease of 17% over the same period last year.
  Adjusted net earnings for the quarter ended January 31, 2013, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, were $2.5 million or $0.09 per fully diluted share compared to $2.9 million or $0.11 per fully diluted share for the same period last year, which also excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA was $3.7 million in the quarter ended January 31, 2013 compared to $4.7 million in the quarter ended January 31, 2012. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal 2013 year to date financial highlights:

  Total revenues for the nine months ended January 31, 2013 were $75.3 million, a 1% increase over the comparable period last year.
  Software license fees for the nine-month period were $15.5 million, a 24% decrease compared to the same period last year.
  Services and other revenues were $34.4 million, a 14% increase compared to the same period last year.
  Maintenance revenues were $25.4 million, a 5% increase over the comparable period last year.
  For the nine months ended January 31, 2013, the Company reported operating earnings of approximately $10.2 million, a 12% decrease over the same period last year.
  GAAP net earnings were approximately $7.3 million or $0.27 per fully diluted share for the nine months ended January 31, 2013, a 7% decrease compared to $7.9 million or $0.29 per fully diluted share for the same period last year.
  Adjusted net earnings for the nine months ended January 31, 2013, which excludes stock-based compensation expenses and acquisition-related amortization of intangibles, were $8.3 million or $0.30 per fully diluted share, compared to $8.7 million or $0.32 per fully diluted share for the same period last year, which also excluded stock-based compensation expenses and acquisition-related amortization of intangibles.
  Adjusted EBITDA decreased 8% to $14.5 million for the nine months ended January 31, 2013, from $15.8 million for the nine months ended January 31, 2012. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $57.6 million as of January 31, 2013. During the third quarter, the Company paid approximately $10.6 million in dividends and repurchased 65,000 shares of its common stock at an average cost of $7.77 per share. The authorized stock repurchase program has a remaining balance of 1,090,138 shares.

“The economic headwinds continued during the third quarter and created hesitation in the market for investment in supply chain software,” stated James C. Edenfield, president and CEO of American Software. “We remain optimistic that more of our prospective customers will prioritize their supply chain improvement initiatives and accelerate their investment in software solutions. In the interim, we expect to continue our aggressive investments in research and development and expanding our sales coverage. We also expect to continue delivering strong profitability and positive cash flow.”

“To succeed in today’s global economy which is shaped by uncertain demand and rapid market changes, companies must be able to increase visibility, forecast accurately and synchronize supply with demand while adapting to market changes,” continued Edenfield. “Today, the supply chain is seen as a key enabler of visibility and flexibility. Many businesses leaders have been able to replace expensive inventory with better information from our portfolio of supply chain technology to accelerate the sales and operations planning (S&OP) process, streamline new product introductions, optimize inventory investments and harness the benefits of a global marketplace to increase profits. Both our Demand Solutions® and Logility Voyager Solutions™ brands offer innovative, proven solutions to help companies address these challenges during both prosperous and lean economic environments.”

Additional highlights for the third quarter of fiscal 2013 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the third quarter include: Alex Toys, Boise Paper Holdings, Brooks Sports, Denso Europe B.V., IPD Industrial Products, Integria Healthcare, Kelly Moore Paint Company, Mark Anthony Brands, Masonite International Corporation, Massimo Zanetti Beverage USA, Nichiha Corporation, Revise Clothing, Seagate Technology, Seco Tools AB, and Sunovion Pharmaceuticals.
  During the quarter, software license agreements were signed with customers located in the following 14 countries: Australia, Canada, Colombia, Finland, France, Germany, India, Italy, Japan, the Netherlands, Norway, Sweden, the United Arab Emirates and the United States.
  Logility, a wholly-owned subsidiary of the Company, announced Peninsula Beverages, a bottler and distributor of Coca-Cola products in South Africa, achieved impressive results following its implementation of Logility Voyager Solutions™. Through the use of Logility’s advanced supply chain management software, the company increased forecast accuracy by 20 percent at the item/plant level and is able to utilize the enhanced visibility and more accurate data to strengthen its sales and operations planning (S&OP) process.
  Logility revealed the winner of the 2012 Sailing to New Heights Award, presented at the company’s customer conference in New Orleans. This year KGP Logistics, one of the country's largest single-source value-added suppliers of supply chain services, communications equipment and integrated solutions to the telecommunications industry, was recognized for its innovative use of Logility Voyager Solutions to improve its operations. Previous winners include Verizon Wireless, Sigma Aldrich, and Intertape Polymer Group.

  Johnstone Supply, the leading cooperative wholesale distributor in the HVACR industry with more than $1.3 billion in annual sales, and Logility presented the educational webcast, “Game Plan: Supply Chain Collaboration for Wholesale Distribution.” The live event explored the keys to developing a successful supply chain collaboration game plan.
  NGC Software, a wholly-owned subsidiary of the Company, announced STEPS Inc., a non-profit organization that employs individuals with disabilities to manufacture uniforms and military apparel, upgraded to the latest version of NGC’s Shop Floor Control software. STEPS now has the ability to improve operational efficiency and increase production output through enhanced reporting capabilities, improved resource planning and elimination of bottlenecks—all in the latest version of NGC’s software.
  Sport Obermeyer, a 65 year-old, world-renowned Aspen, Colorado-based skiwear company that produces technical, fashionable, earth-friendly outerwear, apparel and accessories, has selected NGC Software’s Global Enterprise Suite for an all-in-one solution to improve workflow, productivity and speed-to-market. Sport Obermeyer’s decision to implement NGC's integrated suite of fashion PLM, ERP and apparel supply chain management software is integral to the company’s mission to innovate its business and continue its positive growth.
  During the quarter, NGC Software announced Tibi, the New York-based fashion brand founded by designer Amy Smilovic, has implemented NGC's PLM and ERP systems. Tibi's designer collection is sold at over 600 retailers worldwide, including Net-a-Porter, Shopbop, Saks Fifth Avenue, Neiman Marcus and Harvey Nichols. Tibi selected NGC's fashion PLM and apparel ERP software to support the popular brand's rapid growth.

Company & Technology

  Logility announced two of its executives, Sean Willems, Ph.D., chief scientist at Logility and associate professor of Operations and Technology Management, Boston University School of Management, and John Ruark, Ph.D., vice president, Inventory Optimization, Logility, were named finalists for the 2012 Daniel H. Wagner Prize for Excellence in Operations Research Practice presented by the Institute for Operations Research and the Management Sciences (INFORMS).
  Aberdeen Group and Logility presented an educational webcast during the quarter entitled “Streamlining the S&OP Process.” The live event presented Aberdeen Group’s latest sales and operations planning (S&OP) research and featured speakers Bryan Ball, vice president and principal analyst, supply chain management, Aberdeen Group, and Karin Bursa, vice president, Logility.
  Food Logistics magazine recognized Logility and its wholly-owned subsidiary, Demand Management to the publication’s list of Top 100 Technology Providers. Logility Voyager Solutions and Demand Solutions were highlighted for driving enhanced, end-to-end supply chain visibility and helping food and beverage companies boost supply chain efficiency. More than 165 companies submitted applications to be considered as a top technology provider to the food and beverage industries.
  Demand Management announced that the 2013 DSCOVER Conference will be held at the Hard Rock Hotel at Universal Studios in Orlando, FL September 15 to 17. The Demand Solutions customer conference will bring together supply chain thought leaders and practitioners to explore best practices and technology to drive business value.

  During the quarter, Demand Management partnered with Italian IT firms Square Reply, Sedoc and Key Team to expand the availability and support for the Demand Solutions suites in the European market.
  NGC Software announced the company earned three top 10 rankings in the 2012 RIS News Software Leaderboard, widely regarded as the retail industry's most prestigious guide to the top retail technology software companies. In its 12th year, the RIS News Software LeaderBoard is based entirely on retailer evaluations and ranks technology vendors based on customer satisfaction across a wide range of criteria.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; sales and operations planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include Fender Musical Instruments, Hewlett-Packard, Parker Hannifin, Sigma-Aldrich, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as Avery Dennison Corporation, Lonely Planet and Trek Bicycle. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Spanx, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc.. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
Revenues:
License	$4,926	$6,803	(28%)	$15,512	$20,539	(24%)
Services & other	9,564	10,289	(7%)	34,371	30,091	14%
Maintenance	8,586	8,305	3%	25,370	24,074	5%
Total Revenues	23,076	25,397	(9%)	75,253	74,704	1%

Cost of Revenues:
License	1,797	2,148	(16%)	4,609	5,469	(16%)
Services & other	7,354	7,876	(7%)	24,119	22,382	8%
Maintenance	1,893	1,871	1%	5,803	5,524	5%
Total Cost of Revenues	11,044	11,895	(7%)	34,531	33,375	3%
Gross Margin	12,032	13,502	(11%)	40,722	41,329	(1%)
Operating expenses:
Research and development	3,044	2,769	10%	9,264	7,933	17%
Less: capitalized development	(835)	(689)	21%	(2,646)	(1,954)	35%
Sales and marketing	4,868	4,536	7%	14,626	13,637	7%
General and administrative	2,590	3,362	(23%)	8,639	9,488	(9%)
(Recovery)/Provision for doubtful accounts	(51)	96	nm	216	217	0%
Amortization of acquisition-related intangibles	125	135	(7%)	375	404	(7%)

Total Operating Expenses	9,741	10,209	(5%)	30,474	29,725	3%
Operating Earnings	2,291	3,293	(30%)	10,248	11,604	(12%)
Interest Income & Other, Net	457	485	(6%)	1,039	574	81%
Earnings Before Income Taxes	2,748	3,778	(27%)	11,287	12,178	(7%)
Income Tax Expense	608	1,186	(49%)	3,954	4,316	(8%)
Net Earnings	$2,140	$2,592	(17%)	$7,333	$7,862	(7%)
Earnings per common share: (1)
Basic	$0.08	$0.10	(20%)	$0.27	$0.30	(10%)
Diluted	$0.08	$0.10	(20%)	$0.27	$0.29	(7%)

Weighted average number of common shares outstanding:
Basic	27,193	26,531		27,139	26,308
Diluted	27,614	27,271		27,601	26,959

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,140	$2,592	(17%)	$7,333	$7,862	(7%)
Income tax expense	608	1,186	(49%)	3,954	4,316	(8%)
Interest Income & Other, Net	(457)	(485)	(6%)	(1,039)	(574)	81%
Amortization of intangibles	769	779	(1%)	2,308	2,344	(2%)
Depreciation	264	292	(10%)	810	904	(10%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,324	4,364	(24%)	13,366	14,852	(10%)

Stock-based compensation	342	346	(1%)	1,117	932	20%
Adjusted EBITDA	$3,666	$4,710	(22%)	$14,483	$15,784	(8%)

EBITDA, as a percentage of revenue	14%	17%		18%	20%

Adjusted EBITDA, as a percentage of revenue	16%	19%		19%	21%

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,140	$2,592	(17%)	$7,333	$7,862	(7%)
Amortization of acquisition-related intangibles (2)	97	93	4%	244	261	(7%)
Stock-based compensation (2)	266	237	12%	726	602	21%
Adjusted Net Earnings	$2,503	$2,922	(14%)	$8,303	$8,725	(5%)

Adjusted non-GAAP diluted earnings per share	$0.09	$0.11	(18%)	$0.30	$0.32	(6%)
(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.08 and $0.27 for the three and nine months ended January 31, 2013, respectively. Diluted per share for Class B shares under the two-class method are $0.10 and $0.30 for the three and nine months ended January 31, 2012, respectively.

(2) - Tax affected using the effective tax rate for the three and nine months period ended January 31, 2013 and 2012.

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	American SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	January 31,	April 30,
	2013	2012

Cash and Short-term Investments	$52,128	$59,362
Accounts Receivable:
Billed	14,333	15,205
Unbilled	4,562	4,607
Total Accounts Receivable, net	18,895	19,812
Prepaids & Other	3,191	3,184
Deferred Tax Asset	-	34
Current Assets	74,214	82,392

Investments - Non-current	5,516	7,508

PP&E, net	4,633	4,912
Capitalized Software, net	8,562	7,791
Goodwill	12,601	12,601
Other Intangibles, net	831	1,263
Other Non-current Assets	119	86
Total Assets	$106,476	$116,553

Accounts Payable	$506	$1,042
Accrued Compensation and Related costs	2,679	5,169
Dividend Payable	-	2,433
Other Current Liabilities	3,051	4,198
Deferred Revenues	19,752	19,441
Current Liabilities	25,988	32,283

Deferred Tax Liability - Long term	1,068	1,240

Shareholders' Equity	79,420	83,030

Total Liabilities & Shareholders' Equity	$106,476	$116,553

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer